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                                   EXHIBIT 21

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Exhibit 21.  SUBSIDIARIES OF SCHERER HEALTHCARE, INC.

1.   Medical Waste Systems, Inc.               Subsidiary
     DBA Bio Systems                           I.D.#22-2853378
     380 Constance Drive
     Warminster, Pennsylvania 18974
     (215) 672-8888

2.   ASH Enterprises, Inc.                     Subsidiary
     2859 Paces Ferry Road, Suite 300          I.D.# 58-1728029
     Atlanta, Georgia 30339
     (770) 333-0066

3.   Bio Systems Partners                      Majority Owned Partnership
     DBA Bio Systems                           I.D.# 58-1822608
     210 Sherwood Avenue
     Farmingdale, New York 11735
     (516) 756-9433

4.   Biofor, Inc.                              Subsidiary
     P.O. Box 629                              I.D.# 58-2105818
     Waverly, Pennsylvania 18471
     (717) 586-1333

5.   BioWaste Management Corp.                 Subsidiary
     2859 Paces Ferry Road, Suite 300          I.D.# 11-2872389I.D.# 11-2872389
     Atlanta, Georgia 30339
     (770) 333-0066

6.   BioWaste Systems, Inc.                    Subsidiary
     2859 Paces Ferry Road, Suite 300          I.D.# 58-1803613
     Atlanta, Georgia 30339
     (770) 333-0066

7.   Scherer Healthcare, Ltd.                  Majority Owned Partnership
     DBA Protective Disposable Apparel         I.D.# 58-1754206
     15-B Glenn Bridge Road
     Arden, North Carolina 28704
     (704) 687-3533

8.   Scherer Laboratories, Inc.                Subsidiary
     2859 Paces Ferry Road, Suite 300          I.D.# 75-0270890
     Atlanta, Georgia 30339
     (770) 333-0066

9.   Marquest Medical Products, Inc.           Majority Owned Subsidiary
     11039 E. Lansing Circle                   I.D. # 84-0785259
     Englewood, Colorado 80112
     (303) 790-4835